Mine Citation/Order

U.S. Department of Labor
Mine Safety and Health Administration

Section I—Violation Data

1. Date Mo Da Yr 07/17/2013	2. Time (24 Hr. Clock) 0930		3. Citation/ Order Number 8699937
Served To Guy Reed - Manager		5. Operator US MINE CORP	
6. Mine RULCO CHIMNEY #1		7. Mine ID 26-02733	(Contractor)

8. Condition or Practice — 8a. Written Notice (103g) ☐

The operator failed to notify MSHA when they closed the mine. When MSHA arrived to conduct an inspection there was no one at the mine. When contacted the operator said that the mine had been closed for a couple of weeks and has no immediate plans to reopen. This is a records violation.

See Continuation Form (MSHA Form 7000-3a) ☐

9. Violation	A. Health ☐ Safety ☐ Other ☐	B. Section of Act	C. Part/Section of Title 30 CFR 56.1000

Section II—Inspector's Evaluation

10. Gravity:

A. Injury or Illness (has) (is): No Likelihood ☑ Unlikely ☐ Reasonably Likely ☐ Highly Likely ☐ Occurred ☐

B. Injury or Illness could reasonably be expected to be: No Lost Workdays ☑ Lost Workdays Or Restricted Duty ☐ Permanently Disabling ☐ Fatal ☐

C. Significant and Substantial: Yes ☐ No ☑ — D. Number of Persons Affected: 000

11. Negligence (check one) A. None ☐ B. Low ☑ C. Moderate ☐ D. High ☐ E. Reckless Disregard ☐

12. Type of Action 104a — 13. Type of Issuance (check one) Citation ☑ Order ☐ Safeguard ☐ Written Notice ☐

14. Initial Action A. Citation ☐ B. Order ☐ C. Safeguard ☐ D. Written Notice ☐ — E. Citation/ Order Number — F. Dated Mo Da Yr

15. Area or Equipment

16. Termination Due A. Date Mo Da Yr 07/17/2013 — B. Time (24 Hr. Clock) 1000

Section III—Termination Action

17. Action to Terminate

18. Terminate A. Date Mo Da Yr — B. Time (24 Hr. Clock

Section IV—Automated System Data

19. Type of Inspection (activity code) E28	20. Event Number 6592024	21. Primary or Mill P	
22. Signature Daniel C. Stevenson			23. AR Number 1628

MSHA Form 7000-3, Apr 08 (revised) In accordance with the provisions of the Small Business Regulatory Enforcement Fairness Act of 1996, the Small Business Administration has established a National Small Business and Agriculture Regulatory Ombudsman and 10 Regional Fairness Boards to receive comments from small businesses about federal agency enforcement actions. The Ombudsman annually evaluates enforcement activities and rates each agency's responsiveness to small business. If you wish to comment on the enforcement actions of MSHA, you may call 1-888-REG-FAIR (1-888-734-3247), or write the Ombudsman at Small Business Administration, Office of the National Ombudsman, 409 3rd Street, SW MC 2120, Washington, DC 20416. Please note, however, that your right to file a comment with the Ombudsman is in addition to any other rights you may have, including the right to contest citations and proposed penalties and obtain a hearing before the Federal Mine Safety and Health Review Commission.